UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 22, 2020

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On September 23, 2020, the Board of Directors (the “Board”) of Dynavax Technologies Corporation (the “Company”) appointed Dr. Peter Paradiso to serve as a Class III Director, to serve until the 2021 Annual Meeting of Stockholders, until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board does not currently intend to appoint Dr. Paradiso to any committees of the Board.

Pursuant to the Company’s non-employee director compensation policy, upon his appointment Dr. Paradiso was automatically granted an option to purchase 50,000 shares of the Company’s common stock under the Company’s 2018 Equity Incentive Plan, with an exercise price equal to $4.53 per share, which is equal to the closing price of the Company’s Common Stock on September 23, 2020, as reported on the Nasdaq Capital Market. Each option vests over three years in equal annual installments on the anniversary of the grant date, provided that Dr. Paradiso continues to provide services to the Company through each vesting date. Dr. Paradiso will also receive an annual cash retainer of $40,000 for service as a member of the Board. Dr. Paradiso will automatically receive an option grant to purchase 25,000 shares of the Company’s common stock on the date of each annual meeting of the Company’s stockholders, which will vest in full on the one-year anniversary of each such grant date, provided Dr. Paradiso continues to provide services to the Company through each vesting date.

There are no arrangements or understandings between Dr. Paradiso and any other person pursuant to which Dr. Paradiso was appointed as a director of the Company, and there are no family relationships between Dr. Paradiso and any of the Company’s other directors or executive officers. Dr. Paradiso is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The Company will enter into its standard form of indemnification agreement (the “Indemnity Agreements”) with Dr. Paradiso. The Indemnity Agreement provides, among other things, that the Company will indemnify Dr. Paradiso, under the circumstances and to the extent provided therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to the Company as a director, and otherwise to the fullest extent under applicable law. The foregoing is only a brief description of the terms of the indemnification arrangement with Dr. Paradiso, does not purport to be complete, and is qualified in its entirety by reference to the form of Indemnification Agreement, previously filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, as filed on March 11, 2020.

Senior Vice President, Chief Financial Officer and Chief Business Officer Retirement

On September 22, 2020, Michael Ostrach, the Company’s Senior Vice President, Chief Financial Officer and Chief Business Officer, informed the Company that he intends to retire no sooner than March 31, 2021 and no later than December 31, 2021. The Company and Mr. Ostrach have entered into an amended and restated management continuity and separation agreement (the “Restated Management Agreement”), which provides benefits identical to those included in the Company’s standard form of Amended and Restated Management Continuity and Severance Agreement, a copy of which was most recently filed with the Company’s Quarterly Report on Form 10-Q filed on August 7, 2019 (the “Form Management Agreement”).  In addition, the Restated Management Agreement provides certain enhanced benefits as described below.

In the event of an involuntary termination prior to March 31, 2021 that does not occur in connection with a Change of Control (as defined in the Restated Management Agreement):

•

Mr. Ostrach will receive, in addition to a cash severance benefit equal to twelve months of his annual base salary, (i) 100% of his annual target bonus for the year 2020 under the Company’s management bonus program (the “Target Bonus”) if such involuntary termination occurs prior to the date that the Company determines Mr. Ostrach’s bonus for 2020 (the “Actual Bonus”) or (ii) the greater of the Target Bonus and the Actual Bonus if such involuntary termination occurs after the date that the Company determines the Actual Bonus;

•	Mr. Ostrach’s entitlement to COBRA premiums for continued health insurance will increase from 12 to 18 months; and
•	Mr. Ostrach will receive an additional six months of vesting on all time-based stock options outstanding at the time of his Retirement.

In the event of an involuntary termination prior to March 31, 2021 following a Change of Control, Mr. Ostrach’s entitlement to COBRA premiums for continued health insurance will increase from 15 to 18 months.

In the event of Mr. Ostrach’s retirement on or after March 31, 2021 but no later than December 31, 2021 (“Retirement”):

•

Mr. Ostrach will receive (i) 12 months of his annual base salary and (ii) if he has not received the Actual Bonus on or before his retirement date, then (x) the Target Bonus if such Retirement occurs prior to the date that the Company determines the Actual Bonus or (y) the greater of the Target Bonus and the Actual Bonus if such Retirement occurs after the date that the Company determines the Actual Bonus;

•	Mr. Ostrach will be entitled to 18 months of COBRA premiums for continued health insurance;

•	Mr. Ostrach will receive an additional six months of vesting on all time-based stock options outstanding at the time of his Retirement; and
•

The exercise period for stock options held by Mr. Ostrach and that are outstanding and vested as of the date of Retirement will end upon the earlier of (i) the date on which the original term of such stock options would otherwise expire and (ii) 12 months following the date of his Retirement, unless the terms of the option agreement provide for a longer period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: September 24, 2020	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Senior Vice President